Exhibit 10.1

Amendment No. 3 to
Promissory Note

Effective date February 13, 2025: Amendment No. 3 – The definition of the maturity date (“Maturity Date”) will be changed to the following:

The Maturity Date shall now be July 31, 2025.

All other terms and conditions of the Convertible Promissory Note and Amendment number one (1) and amendment two (2) remain the same.

IN WITNESS WHEREOF, the undersigned has executed this Secured Convertible Promissory Note as of the date first set forth above.

Odyssey Health, Inc. f/k/a Odyssey Group International, Inc.

By: /s/ J. Michael Redmond

Name: J. Michael Redmond

Title: Chief Executive Officer

By: /s/ Jon Lutz

Jon Lutz